INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


To the Shareholders and Board of Trustees of the RWB/WPG U.S. Large Stock Fund:

We consent to the use of our report dated January 19, 1998 with respect to the RWB/WPG U.S. Large Stock Fund incorporated herein by reference and to the references of our Firm under the headings "Financial Highlights" in the Prospectus incorporated herein by reference and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information also incorporated herein by reference.


                                                           KPMG Peat Marwick LLP


New York, New York
August 10, 1998